EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No.
333-62844) on Form S-8 of Elecsys Corporation of our report dated July 23, 2008 relating to our audit of the consolidated financial statements, which appear in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-KSB of Elecsys Corporation for the year ended April 30, 2008.

Kansas City, Missouri
July 23, 2008